Press Release	Source: EnerJex Resources, Inc.

EnerJex Resources Schedules Third Quarter Conference Call for February 15, 2008

Tuesday February 12, 9:30 am ET

OVERLAND PARK, Kan., Feb. 12 /PRNewswire-FirstCall/ -- EnerJex Resources, Inc. (OTC Bulletin Board: EJXR - News) today announced that it will host an investor conference call to discuss its operating results for the third quarter ended December 31, 2007 at 9:30 a.m. Central Time (CST) on Friday, February 15, 2008. EnerJex plans to file its Form 10-QSB to report its third quarter operating results on Thursday, February 14.

Stockholders and other interested parties may participate in the conference call by dialing 888-562-3356 (international participants dial 973-582-2700) and referencing the conference ID 34591619, a few minutes before 9:30 a.m. CST on February 15, 2008. A replay of the call will be available for an additional 30 days by dialing 800-642-1687 (international callers dial 706-645-9291), and entering the conference ID 34591619.

About EnerJex Resources, Inc.

EnerJex is an oil and natural gas acquisition, exploration and development company. Operations, conducted through its wholly owned operating subsidiaries, are focused on the mid-continent region of the United States. EnerJex acquires oil and natural gas assets that have existing production and cash flows.

Once acquired, EnerJex implements an exploration and development program to accelerate the recovery of the existing oil and natural gas reserves as well as to explore for additional reserves.

More information on EnerJex and its operations can be found on its website: http://www.EnerJexResources.com.

Source: EnerJex Resources, Inc.